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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 18, 1996 on the consolidated financial statements for Tubular Corporation of America and subsidiary included in EVI, Inc.'s Form 8-K dated June 24, 1996 and Form 8-K dated August 5, 1996 and to all references to our Firm included in this Registration Statement.


/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Tulsa, Oklahoma
January 15, 1998